UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2019

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place,	Santa Ana,	California	92707
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.375% Non-Cumulative Perpetual Preferred Stock, Series D	BANC PRD	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.00% Non-Cumulative Perpetual Preferred Stock, Series E	BANC PRE	New York Stock Exchange

EXPLANATORY NOTE
This Form 8-K/A is being filed as an Amendment (“Amendment No. 1”) to the Current Report on Form 8-K originally filed by Banc of California, Inc. with the Securities and Exchange Commission on November 15, 2019 (the “Original Form 8-K”). This Amendment No. 1 is being filed solely to correct the date on the signature page and the date of the press release exhibit and to correct other typographical errors contained in the Original Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2019, John A. Bogler resigned from his position of Executive Vice President and Chief Financial Officer of Banc of California, Inc. (the “Company”) and its wholly-owned subsidiary, Banc of California, National Association (the “Bank”). In connection with Mr. Bogler’s resignation, the Company, the Bank and Mr. Bogler have agreed that Mr. Bogler will be entitled to receive the severance payments and benefits to which he would have been entitled in accordance with the terms of his existing employment agreement upon termination without cause. Mr. Bogler will be succeeded as Chief Financial Officer by Lynn Hopkins, age 52 who will join the Company and the Bank, effective December 9, 2019, as Executive Vice President and Chief Financial Officer.
Ms. Hopkins joins the Company most recently from First Choice Bancorp, where she served as Executive Vice President and Chief Financial Officer. Prior to that, Ms. Hopkins served as the Executive Vice President and Chief Financial Officer of Commercial Bank of California. From 2002 to 2017, Ms. Hopkins served as Executive Vice President of PacWest Bancorp and Pacific Western Bank, the subsidiary bank of PacWest Bancorp, in a number of finance and corporate governance leadership roles. Ms. Hopkins served as Chief Accounting Officer of PacWest from 2014 to 2017, as Chief Financial Officer of Pacific Western Bank from 2002 to 2014, as Corporate Secretary from 2009 to 2014, and as a Director of Pacific Western Bank from 2002 to 2006. During her time at PacWest, the company grew from $1 billion in assets to more than $20 billion in assets, partially driven by more than 25 acquisitions. Earlier in her career, Ms. Hopkins held senior finance positions at California Community Bancshares and Western Bancorp. She began her career as a CPA with KPMG in Los Angeles and London. Ms. Hopkins holds a B.A. in Economics/Business from the University of California, Los Angeles.
In connection with her appointment, Ms. Hopkins and the Company and the Bank entered into an employment agreement dated as of November 13, 2019 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Hopkins will receive an initial annual base salary of $425,000, which will be effective through February 28, 2021, after which her annual base salary will be determined by the Joint Compensation, Nominating and Governance Committee of the boards of directors of the Company and the Bank. In addition, Ms. Hopkins will be eligible to receive an annual bonus with an annual target bonus opportunity of not less than 75% of the rate of annual base salary in effect (the “Target Bonus”). The actual annual bonus, which may be less than or higher than the Target Bonus, will depend on the level of achievement of applicable goals. Ms. Hopkins also will receive a cash sign-on bonus of up to $155,000 provided she is continuously employed for the first 30 days following her employment start date.
Pursuant to the Employment Agreement, in connection with the adoption of the Company’s 2020 budget and annual plan, Ms. Hopkins will be granted $425,000 of stock-based awards under the Company’s 2018 Omnibus Stock Incentive Plan, 50% of which will be restricted stock units subject solely to service-based vesting conditions and 50% of which will be performance stock units subject to performance-based and service-based vesting conditions. In addition, promptly following her employment start date, Ms. Hopkins will be granted $250,000 of restricted stock units subject to service-based vesting conditions.
In the event of the termination of Ms. Hopkins’ employment for any reason, she will be entitled to any accrued payments and benefits.
In addition, in the event that, during the term of the Employment Agreement, the Company and the Bank terminate Ms. Hopkin’s employment without “cause” or Ms. Hopkins resigns with “good reason,” as such terms are defined in the Employment Agreement, then, subject to certain conditions, Ms. Hopkins will be entitled to severance pay in an amount equal to the sum of (A) 100% of her annual base salary then in effect and (B) 50% of her Target Bonus then in effect, provided that such Target Bonus is not designed to be exempt from Section 162(m) of the Internal

Revenue Code based on the exemption for qualified performance-based compensation. If Ms. Hopkins’ employment is terminated without cause, or if she resigns for good reason, within the two-year period following a “change of control,” as defined in the Employment Agreement, then (i) in lieu of the severance pay described in the immediately preceding sentence, Ms. Hopkins will be entitled to severance pay equal to 200% of the sum of her annual base salary and Target Bonus, provided that such Target Bonus is not designed to be exempt from Section 162(m) of the Internal Revenue Code based on the exemption for qualified performance-based compensation, and (ii) Ms. Hopkins’ outstanding equity-based awards will vest and become free of restrictions immediately, with any performance-based equity awards vesting at “target” performance levels, unless the applicable performance goals are determinable as of the date of termination and actual performance exceeds “target” performance levels, in which case the performance-based awards will vest based on the actual level of achievement determined as of the date of termination (provided that no performance-based awards will so vest and become payable if such performance-based awards are designed to be exempt from Section 162(m) of the Internal Revenue Code based on the exemption for qualified performance-based compensation).
In the event that any of Ms. Hopkins’ payments or benefits under the Employment Agreement or otherwise would become subject to excise taxes imposed by Section 4999 of the Internal Revenue Code (the “Excise Taxes”), such payments or benefits would be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits would be subject to the Excise Taxes, whichever is more favorable on an after tax basis to Ms. Hopkins.
Ms. Hopkins is expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors and certain of the Company’s officers, which agreement supplements the indemnification provisions of the Company’s charter by contractually obligating the Company to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law.
Ms. Hopkins has no arrangement or understanding between her and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.
Michael Smith, age 52, who has served as the Chief Accounting Officer of the Company since September 4, 2018, has been appointed to replace Mr. Bogler as the Company’s Chief Financial Officer on an interim basis, effective upon Mr. Bogler’s resignation from that role and ending on Ms. Hopkin’s employment start date. Mr. Smith has more than 25 years of experience across accounting and related functions with respect to acquisitions, reorganizations, system integrations and public-company operations. Prior to joining the Company, Mr. Smith served as the Chief Accounting Officer for loanDepot from 2014 to 2018 and before loanDepot, he served as the Chief Accounting Officer at CapitalSource, Inc. and its subsidiary bank, CapitalSource Bank from 2008 until the sale of CapitalSource to PacWest Bancorp in 2014. Prior to joining CapitalSource, Mr. Smith served as the Chief Accounting Officer for Fremont Investment & Loan. His responsibilities with loanDepot, CapitalSource and Fremont Investment & Loan included overseeing all accounting functions and SEC reporting.  Mr. Smith began his career in the audit practices of Deloitte LLP and Grant Thornton LLP. Mr. Smith holds a Bachelor’s degree in Accounting and a Master of Accountancy in Professional Accounting from Brigham Young University. Mr. Smith is a licensed CPA in California.
Mr. Smith has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.
A copy of the press release issued by the Company announcing the resignation of Mr. Bogler and the appointment of Ms. Hopkins is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Banc of California, Inc. Press Release dated November 15, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

November 15, 2019	/s/ Ido Dotan
Ido Dotan
Executive Vice President, General Counsel and Corporate Secretary